August 1, 2008


Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549


Re:  Authorization to Sign Rule 16 Forms

  I am a Vice President of General Electric Company ("GE") and, until further written notice, I hereby individually authorize Michael R. McAlevey (GE's Vice President, Chief Corporate, Securities & Finance Counsel), Elizabeth Nemeth (GE's Corporate and Securities Counsel), Christoph Pereira (GE's Corporate and Securities Counsel), and Eliza W. Fraser (GE's Associate Corporate Counsel) to sign on my behalf any Form 4, Form 5 or related form that I have filed or may file hereafter in connection with my direct or indirect beneficial ownership of General Electric Company securities, and to take any other action of any type whatsoever in connection with the foregoing which in his or her opinion may be of benefit to, in the best interest of, or legally required by me.



Very truly yours,

S/Kathy Cassidy

Kathryn A. Cassidy



STATE OF CONNECTICUT)
				) ss
COUNTY OF FAIRFIELD)



Subscribed and sworn to before me on this the 1st of August, 2008.




S/Patricia Ann Vertula
Name: Patricia Ann Vertula
Notary Public
My commission expires January 31, 2011